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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated July 19, 2004 (except as to Note 2, as to which the date is XXX XX, 2004), in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-115778) and related Prospectus of New York & Company, Inc. for the registration of shares of its common stock.

Ernst & Young LLP

New York, New York
XXX, XX 2004

The foregoing consent is in the form that will be signed upon the completion of the recapitalization described in Note 2 to the financial statements.

New York, New York
September 20, 2004

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Consent of Independent Registered Public Accounting Firm